UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below under Item 5.07, at the annual meeting of stockholders of Taylor Capital Group, Inc. (the “Company”) held on May 31, 2012, the Company’s stockholders approved the amendment and restatement of the Company’s Third Amended and Restated Certificate of Incorporation as its Fourth Amended and Restated Certificate of Incorporation and the amendment and restatement of the Company’s Third Amended and Restated By-Laws as its Fourth Amended and Restated By-Laws. Promptly following receipt of such approvals, on May 31, 2012, the Company filed its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, upon which time both it and the Fourth Amended and Restated By-Laws became effective.

The purpose of the amendment and restatement of each of the Company’s governing documents was to simplify and conform the documents to the Company’s current capital and governance structure, primarily by eliminating several provisions no longer necessary, including: (i) certain negotiated board of directors nomination rights held by two groups of stockholders (the “Special Nominating Rights”) no longer having practical effect; (ii) certain provisions protecting such Special Nominating Rights; and (iii) references to the Company’s Executive Committee, which terminated as of December 31, 2011. Further detail with respect to the effects of the amendment and restatement of the Company’s governing documents may be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2012.

Copies of the Company’s Fourth Amended and Restated Certificate of Incorporation and Fourth Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2012, the Company held its annual meeting of stockholders on the ninth floor of its executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018. Of the 28,421,873 shares of common stock eligible to vote at the annual meeting, 25,754,801 shares were represented in person or by proxy, representing approximately 90.62% of the outstanding shares.

At the meeting, the Company’s stockholders re-elected all of the members of its Board of Directors: Bruce W. Taylor, Mark A. Hoppe, Harrison I. Steans, Ronald L. Bliwas, C. Bryan Daniels, Ronald Emanuel, M. Hill Hammock, Elzie L. Higginbottom, Michael H. Moskow, Louise O’Sullivan, Melvin E. Pearl, Shepherd G. Pryor, IV, Jennifer W. Steans, Jeffrey W. Taylor and Richard W. Tinberg. These directors will hold office until the 2013 annual meeting of stockholders or until their successors are elected and qualified.

The stockholders also approved each of the five additional proposals listed below at the annual meeting. Further detail on each of the matters voted on by the stockholders is available in the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2012.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
1. Election of directors:
Bruce W. Taylor	25,455,607	299,194	N/A	0	0
Mark A. Hoppe	25,629,927	124,874	N/A	0	0
Harrison I. Steans	25,433,567	321,234	N/A	0	0
Ronald L. Bliwas	25,630,829	123,972	N/A	0	0
C. Bryan Daniels	25,630,829	123,972	N/A	0	0
Ronald Emanuel	25,596,951	157,850	N/A	0	0
M. Hill Hammock	25,597,201	157,600	N/A	0	0
Elzie L. Higginbottom	25,612,093	142,708	N/A	0	0
Michael H. Moskow	25,631,329	123,472	N/A	0	0
Louise O’Sullivan	25,631,329	123,472	N/A	0	0
Melvin E. Pearl	25,630,427	124,374	N/A	0	0
Shepherd G. Pryor, IV	25,565,651	189,150	N/A	0	0
Jennifer W. Steans	25,433,567	321,234	N/A	0	0
Jeffrey W. Taylor	25,452,113	302,688	N/A	0	0
Richard W. Tinberg	25,630,427	124,374	N/A	0	0

2. To approve a non-binding advisory resolution approving the executive compensation described in the proxy statement for the annual meeting	25,582,865	N/A	156,500	15,436	0

3. To approve the amendment and restatement of the Company’s Third Amended and Restated Certificate of Incorporation to conform its provisions to the Company’s current capital and governance structure	25,714,614	N/A	3,241	36,946	0

4. To approve, in addition to the changes to the Company’s Third Amended and Restated Certificate of Incorporation included under the proposal above, the elimination of a provision that previously protected the Special Nominating Rights	25,703,878	N/A	12,190	38,733	0

5. To approve the amendment and restatement of the Company’s Third Amended and Restated By-Laws to conform their provisions to the Company’s current capital and governance structure	25,709,713	N/A	8,142	36,946	0

6. To approve, in addition to the changes to the Company’s Third Amended and Restated By-Laws included under the proposal above, the elimination of the Special Nominating Rights	25,706,926	N/A	9,142	38,733	0

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fourth Amended and Restated Certificate of Incorporation.

3.2	Fourth Amended and Restated By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Brian T. Black

Brian T. Black
General Counsel and Corporate Secretary

Dated: June 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation.

3.2	Fourth Amended and Restated By-Laws.